Exhibit 99(c)


                          ANNUAL SERVICER'S CERTIFICATE
                         Pursuant to Section 3.05 of the
                         Pooling and Servicing Agreement

                          HOUSEHOLD FINANCE CORPORATION

                       HOUSEHOLD CONSUMER LOAN CORPORATION

                     HOUSEHOLD CONSUMER LOAN DEPOSIT TRUST I

                    -----------------------------------------


         The undersigned, a duly authorized representative of Household Finance Corporation, as Servicer (the "Servicer"), pursuant to a Pooling and Servicing Agreement dated as of September 1, 1995 (the "Agreement"), among Household Consumer Loan Corporation, as Seller, the Servicer, and JP Morgan Trust-Company, N.A. (Successor in interest to The Chase Manhattan Bank, N.A.), as Trustee, does hereby certify that:

                  1. The Servicer is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is a servicing officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                  3. A review of the activities of the Servicer during the calendar year ended December 31, 2002 and of its performance under the Agreement was conducted under my supervision.

                  4.       Based on such review, the Servicer has, to the best
         of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.
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                  5.       The following is a description of each default in the
         performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2002, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:


                                     N O N E

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 31st day of March, 2003



                                       HOUSEHOLD FINANCE CORPORATION
                                         as Servicer


                                       By: /s/ STEVEN H. SMITH
                                           --------------------
                                           Steven H. Smith
                                           Assistant Treasurer